                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                            TITAN INTERNATIONAL, INC.

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept Titan International, Inc.'s (the "Company") offer (the "Exchange Offer") to exchange registered 8% Senior Unsecured Notes due 2012 (the "New Notes") for its outstanding 8% Senior Unsecured Notes due 2012 (the "Old Notes"), if (a) certificates representing the Old Notes are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined below), or (c) time will not permit the Old Notes and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each such institution being referred to as an "Eligible Institution") by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2007, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                       TO:
                 U.S. BANK NATIONAL ASSOCIATION, EXCHANGE AGENT

By Mail, By Hand or Overnight Delivery:                By Facsimile for Eligible
     U.S. Bank National Association                          Institutions:
               [Address]                                     (___) ________

     Attn: ______________                                For Information, Call:
                                                             (___) ________

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The undersigned hereby submit(s) to the Company, upon the terms and subject to the conditions set forth in the Company's Prospectus dated ______________, 2007 and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the heading "The Exchange Offer -- Procedure for Tendering Outstanding Notes" and "-- Guaranteed Delivery Procedures."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)    Address(es): ___________________________
or Authorized Signatory:
_____________________________________   ________________________________________

_____________________________________   ________________________________________

Name(s) of Registered Holder(s):        Area Code and Telephone No.:
_____________________________________   ________________________________________

_____________________________________   If Old Notes will be delivered by
                                        book-entry transfer, check box below:
_____________________________________
                                        [ ] The Depository Trust Company
Principal Amount of Old Notes
Submitted:                              Account No.: ___________________________

_____________________________________

Certificate No(s). of Old Notes (if
available):

_____________________________________

_____________________________________

Date: _______________, 2007

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on the certificates representing such Old Notes or on a security position listing as the owner(s) of the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

________________________________________________________________________________

Address(es): ___________________________________________________________________

Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal.

                                    GUARANTEE

                    (Not to be Used for Signature Guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Old Notes submitted hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the heading "The Exchange Offer -- Procedure for Tendering Outstanding Notes" and "-- Book-Entry Transfer"), and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.


Name of Firm:                           Authorized Signature:
              -----------------------                         ------------------
Address:                                Name:
         ----------------------------         ----------------------------------
                                        Title:
-------------------------------------          ---------------------------------

Area Code and Telephone No.:

_____________________________________

Date: ______________, 2007

     DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.